SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

FOODFEST INTERNATIONAL 2000 INC.
 (Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed: June 1, 2011

FOODFEST INTERNATIONAL 2000 INC.
361 CONNIE CRESENT
CONCORD, ONTARIO, CANADA, L4K 5R2
(905)709-4775

Stockholders of FOODFEST INTERNATIONAL 2000 INC.

This Information Statement is circulated to advise the stockholders of action already approved by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders.  Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

effecting a reverse split of the Company’s common stock of 12:1 (pursuant to which the number of authorized shares of common stock will remain 100,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above-described action.

By Order of the Board of Directors, /s/ Henry Ender Henry Ender President and Chief Executive Officer /s/ Fred Farnden Fred Farnden Chief Financial Officer

June 1, 2011

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
(Preliminary)

June 1, 2011

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Foodfest International 2000 Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

On or about June 1, 2011, the Company received written consents in lieu of a meeting of Stockholders from holders of 50,429,334  shares representing approximately 96.3% of the 52,350,809 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") authorizing the Company's Board of Directors, to effect a reverse split of the Company’s common stock of 12:1 (pursuant to which the number of authorized shares of common stock will remain 100,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

On June 1, 2011 the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on June 1, 2011, in accordance with the Delaware Business Corporation Act (“DBCA”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 1, 2011, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 1, 2011 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, June 1, 2011, the Company had 52,350,809 shares of Common Stock issued and outstanding, and there were 0 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On June 1, 2011, the holders of 50,429,334 shares (or approximately 96.3% of the 52,000,000 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of our common stock on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers in a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock (3)

Henry Ender 23 Jenkins Drive Richmond Hill Ontario L4C 8C5	25,214,667	48.2%

Fred Farnden 8563 109B Street Delata, BC V4C-4H4	25,214,667	48.2%

All Officers and Directors as a Group	50,429,334	96.3%

(1) Each of the persons listed has sole voting, investment, and dispositive power, except as otherwise noted.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(3)  All percentages are based on 52,350,809 shares issued and outstanding as of June 1, 2011 without regard to any options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d¬3(d)(1)(i) under the Exchange Act.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

By Order of the Board of Directors

/s/ Henry Ender
Henry Ender
Chief Executive Officer